Exhibit 23.1

Onestop Assurance PAC 10 Anson Road #06-15 International Plaza Singapore 079903 Email:audit@onestop-ca.com Website: www.onestop-ca.com

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation of our report dated September 5, 2024 except for Notes 1 and 11 and the effects of the resulting retrospective adjustments, as to which the dates are October 16, 2024 and March 4, 2025, respectively, in the Registration Statement on Form F-1, under the Securities Act of 1933, with respect to the consolidated balance sheets of Vistek Limited and its subsidiaries (collectively, the “Company”) as of February 29, 2024 and February 28, 2023, the related consolidated statements of operations and comprehensive income, changes in shareholders’ equity and cash flows for each of the years in the two-year period ended February 29, 2024 and the related notes (collectively referred to as the “financial statements”).

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

Onestop Assurance PAC

Singapore

April 15, 2025